CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-1 of our report dated May 27,  2008, relating to the financial statements of New Millennium Products for the period ended March 31, 2008, which appears in such Registration Statement.

/s/ The Blackwing Group LLC

Independence, Missouri

August 28, 2008